EXHIBIT 99.1

First Capital Bancorp, Inc. Reports First Quarter 2005 Results
•	First quarter fully diluted earnings per share of $.25
•	Linked-quarter net interest margin increased 24 basis points to 3.98%
•	Non-interest bearing demand deposits exceed $100 million
•	Non-interest bearing demand deposits and low-cost interest bearing demand deposits, exceed 50% of total deposits
•	Gross loans exceed $500 million

First Capital Bancorp, Inc. (OTC Bulletin Board: FCBX) today announced first quarter 2005 earnings of $1.31 million, or $.25 per fully diluted share. Annualized return on average equity was 9.18 percent and annualized return on average assets was 0.79 percent for the quarter. Fourth quarter 2004 earnings were $1.06 million, or $.21 per fully diluted share. Annualized return on average equity was 7.43 percent and annualized return on average assets was 0.64 percent for the fourth quarter of 2004. “Thanks to our talented associates, we've begun 2005 with significant earnings momentum as we continue to meet our ambitious business and profitability goals," said H.N. (Nat) Padget, president and chief executive officer.

Current results reflect the May 28, 2004 merger between the former CNB Holdings, Inc. (“CNB”) and First Capital Bancorp, Inc. (“Old FCBI”) under purchase accounting rules. On May 28, 2004, CNB acquired all of the outstanding common stock of Old FCBI. For accounting purposes, the acquisition has been treated as a recapitalization of Old FCBI, with Old FCBI as the acquirer in a reverse acquisition. Effective December 31, 2004, CNB Holdings, Inc. changed its name to First Capital Bancorp, Inc. (the “Company”). Historical financial statements prior to May 28, 2004 are those of Old FCBI, due to purchase accounting rules. Historical financial statements subsequent to May 28, 2004 are those of the combined company.

Net Interest Income

Net interest income for the first quarter of 2005 totaled $6.33 million, compared to $5.96 million for the fourth quarter of 2004. The Company’s net interest margin for the first quarter of 2005 was 3.98%, up from 3.74% for the fourth quarter of 2004. Average earning assets increased $11.4 million, quarter to quarter, and our slightly asset-sensitive balance sheet allowed us to benefit from rising interest rates. Net interest margin was also positively affected by significant growth in non interest-bearing demand deposits. For the first quarter of 2005, average non interest-bearing demand deposits grew to $99.0 million or 15 percent of average interest-earning assets, from $74.3 million or 12 percent of average interest-earning assets for the fourth quarter of 2004. “We continue to benefit from both the rate increases the Fed has implemented as well as the successes of our treasury management group,” stated William R. Blanton, vice chairman, chief operating officer, and chief financial officer. Continuing, he stated, “This is our third consecutive quarter of growth in several key measures of financial performance since the merger. Non interest-bearing demand deposits reached $100 million, non interest-bearing demand deposits and low-cost interest bearing demand deposits exceeded 50 percent of total deposits, and gross loans reached $500 million.”

Other Expense

Total other expenses for the quarter were $4.45 million, which was up slightly from $4.40 million for the fourth quarter of 2004. The largest part of other expenses, salaries and other compensation, was $2.77 million for the first quarter of 2005, up slightly from $2.71 million for the fourth quarter of 2004. The Company increased staff in 2004, including seven new senior-level commercial lenders, and opened two loan production offices. During 2005, two additional senior-level commercial lenders were hired, and one full service branch was closed and its lending staff was relocated to a third loan production office.

Balance Sheet

At March 31, 2005, total assets were $673.8 million, up $15.6 million from December 31, 2004. Net loans were up $15.3 million from year-end to $493.9 million. The Company experienced strong growth in its residential acquisition, development and construction loans.

Asset quality remains high, with nonperforming assets equal to 0.32 percent of total assets at March 31, 2005. Net charge-offs for the quarter were 0.002 percent of average loans. The loan loss provision for the quarter was $150 thousand and was due primarily to loan growth, while the loan loss reserve was 1.24 percent of gross loans.

Total deposits grew $19.2 million during the first quarter to $477.9 million. Non interest-bearing demand deposits were $100.9 million or 21% of total deposits, compared to $77.3 million or 17% of total deposits at December 31, 2004. Low-cost interest-bearing demand and money market deposits also grew over the quarter, from $132.5 million at year-end 2004 to $141.5 million at March 31, 2005. Substantially all of the growth in these core deposits was due to the treasury management group. “Historically, we experience our greatest growth in non interest-bearing demand deposits during the first quarter,” stated Blanton. “We anticipate quarterly single-digit non interest-bearing demand deposit growth for the remainder of the year.”

Shareholders’ equity totaled $57.7 million and represented 8.56 percent of total assets at March 31, 2005 compared to $56.8 million and 8.63 percent of total assets at December 31, 2004. At March 31, 2005, tangible book value was $50.0 million, or $9.86 per share, goodwill was $6.7 million and core deposit intangible assets were $1.0 million. The March 31, 2005 total risk-based capital ratio was 11.49% and the Tier 1 risk-based capital ratio was 10.36%.

The following table provides a reconciliation of non-GAAP measures.

Tangible Book Value Reconciliation Table
March 31, 2005
Shares outstanding	5,067,719
Shareholders’ equity	$57,692,705
Effect of intangible assets	$(7,708,300)
Tangible book value	$49,984,405

Book value per share	$11.38
Effect of intangible assets per share	$(1.52)
Tangible book value per share	$9.86

About First Capital Bancorp, Inc.

First Capital Bancorp, Inc., the parent company of First Capital Bank, is the fifth largest independent bank holding company headquartered in the North Atlanta metropolitan area. The Company focuses on commercial lending and treasury management services for small- to medium-sized businesses. The Company has two full-service branches and three loan production offices located throughout the North Atlanta metropolitan area. Additional information may be found at the Company’s web site, www.fcbusa.com.

This press release includes unaudited financial tables and contains financial information determined by methods other than in accordance with Generally Accepted Accounting Principles ("GAAP"). These "non-GAAP" financial measures are “tangible book value" and “tangible book value per share.” The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance. Tangible book value is defined as total equity reduced by recorded intangible assets. Tangible book value per share is defined as tangible book value divided by total common shares outstanding. These measures are important to many investors in the marketplace that are interested in period to period changes in book value per share exclusive of changes in intangible assets. These disclosures should not be viewed as a substitute for results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies. Refer to the "Tangible Book Value Reconciliation Table" for a more detailed analysis of these non-GAAP performance measures and the most directly comparable GAAP measures.

Safe Harbor

Certain of the matters discussed in this press release may constitute forward-looking statements for the purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and as such may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of First Capital Bancorp, Inc. (the “Company”) to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. The words “expect,” “anticipated,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are intended to identify such forward-looking statements. The Company’s actual results may differ materially from the results anticipated in these forward-looking statements due to a variety of factors, including, without limitation (a) the effects of future economic conditions on the Company and its customers; (b) the costs and effects of litigation and of unexpected or adverse outcomes in such litigation; (c) governmental monetary and fiscal policies, as well as legislative and regulatory changes; (d) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Financial Accounting Standards Board and other accounting standard setters; (e) the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements, as well as interest rate risks; (f) the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in the Company’s market area and elsewhere, including institutions operating locally, regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the internet; (g) technological changes; (h) acquisition and integration of acquired businesses; (i) the failure of assumptions underlying the establishment of reserves for loan losses and estimations of values of collateral in various financial assets and liabilities; and (j) acts or war or terrorism. All written or oral forward-looking statements attributable to the Company are expressly qualified in their entirety by these cautionary statements.

FIRST CAPITAL BANCORP, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2005	December 31, 2004
($ in thousands)	(Unaudited)

ASSETS
Cash and due from banks	$19,001	$13,753
Interest-bearing deposits in banks	1,368	1,473
Federal funds sold and overnight investments	3,272	375
Investment securities:
Securities available-for-sale, at market value	120,952	130,640
Securities held-to-maturity, estimated fair value of $6,462 and $6,975, respectively	6,382	6,821
Restricted equity securities	6,979	6,818
Loans, net	493,906	478,570
Premises and equipment, net	1,155	1,056
Goodwill	6,681	6,681
Core deposit intangible	1,027	1,101
Other assets	13,119	10,947
TOTAL ASSETS	$673,842	$658,235

LIABILITIES
Deposits:
Non interest-bearing demand	$100,945	$77,341
Interest-bearing demand and money market	141,543	132,515
Savings	96	79
Time deposits of $100,000 or more	129,505	134,762
Other time deposits	105,817	113,974

Total Deposits	477,906	458,671

Federal funds purchased and securities sold under repurchase agreements	7,087	11,210
Other borrowings	120,462	120,488
Other liabilities	4,302	4,660
Subordinated debentures	6,392	6,392

TOTAL LIABILITIES	616,149	601,421

SHAREHOLDERS’ EQUITY
Preferred stock, no par value, 10,000,000 shares authorized;
no shares issued and outstanding	-	-
Common stock, par value $1 per share, 10,000,000 shares authorized;
5,216,528 and 5,170,000 shares issued, respectively	5,217	5,170
Surplus	36,415	35,902
Treasury stock	(1,243)	(1,122)
Unearned ESOP shares	(240)	(400)
Retained earnings	18,595	17,285
Accumulated other comprehensive loss	(1,051)	(21)

TOTAL SHAREHOLDERS’ EQUITY	57,693	56,814

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$673,842	$658,235

FIRST CAPITAL BANCORP, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)

FOR THE
THREE-MONTH
PERIOD ENDED
($ in thousands except per share data)	MARCH 31, 2005

Interest income:
Loans and leases, including fees	$7,948
Investment securities:
U.S. Treasury and government agencies	366
Mortgage-backed securities	920
Other investments	190
Interest-bearing deposits in banks	7
Federal funds sold and overnight investments	9

Total interest income	9,440

Interest expense:
Interest-bearing demand, money market and savings	302
Time deposits of $100,000 or more	824
Other time deposits	756
Federal funds purchased, securities sold under repurchase agreements
and other borrowings	1,229

Total interest expense	3,111

Net interest income	6,329

Provision for loan losses	150

Net interest income after provision for loan losses	6,179

Other income:
Service charges on deposit accounts	22
Loan servicing fee income	157
Mortgage origination fees	37
Gains on sales of loans, net	60
Gains on sale of securities available-for-sale, net	5
Other income	112

Total other income	393

Other expense:
Salaries and other compensation	2,766
Net occupancy and equipment expense	433
Other expense	1,250

Total other expenses	4,449

Net income before income tax	2,123

Income tax expense	813

Net income	$1,310

Basic earnings per share	$0.26

Diluted earnings per share	$0.25

For more information, please contact:
H.N. (Nat) Padget
President & CEO
888-921-2265
nat.padget@fcbusa.com

William R. (Bill) Blanton
Vice Chairman, COO & CFO
888-921-2265
bill.blanton@fcbusa.com